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                                                                   EXHIBIT 10.13

                            ADMINISTRATIVE AGREEMENT

     This Administrative Agreement (the "Agreement") is made effective as of October 14, 2002 (the "Effective Date"), by and between Pacific Income Advisers, a California corporation ("PIA"), and Anworth Mortgage Asset Corporation, a Maryland corporation ("Anworth").

                                R E C I T A L S :
                                - - - - - - - -

     A. Anworth is in the business of investing primarily in United States agency and other highly rated mortgage-backed securities that it acquires in the secondary market.

     B. Anworth desires PIA to provide to it certain services and equipment as it may require, and PIA desires to provide such services and equipment to Anworth, in accordance with the terms and conditions hereof.


                               A G R E E M E N T :
                               - - - - - - - - -


     NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, the parties hereby agree as follows:

     1. Services to be Performed and Equipment to be Provided by PIA.
        ------------------------------------------------------------

        1.1 Services and Equipment. PIA shall furnish to Anworth and Anworth
            ----------------------
shall utilize the services and equipment described in Schedule A attached hereto (collectively, the "Services and Equipment").

            During the term of this Agreement, PIA will use its best efforts to conduct its duties hereunder in the best interests of Anworth and in a lawful manner in compliance with applicable laws, statutes, rules and regulations. PIA shall provide the Services and Equipment with the same degree of care, skill and prudence customarily exercised by it for its own operations. The Services and Equipment provided by PIA to Anworth shall be made available by PIA at such level of utilization as Anworth may reasonably require following the date hereof.

        1.2 Inspection. PIA shall permit Anworth, and its authorized
            ----------
representatives, to enter upon PIA's premises during normal business hours for the purpose of examining or inspecting Anworth's records or examining or making extracts of Anworth's books and records related to the Services and Equipment; provided, however, that the same shall be conducted without unreasonable interference or disruption to the business and operation of PIA.

     2. Term and Termination.
        --------------------

        The original term of this Agreement shall end on October 13, 2003, provided, that this Agreement shall thereafter automatically renew for successive one-year terms, unless written notice of either parties' intent not to renew is received by the other party no less than ninety (90)

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days prior to the expiration of the term or the applicable renewal period.
Notwithstanding the foregoing, Anworth shall have the sole and exclusive right to terminate this Agreement without liability (other than for accrued but unpaid liabilities provided hereunder) (i) for any reason upon thirty (30) days prior written notice to PIA, and (ii) immediately upon any material breach by PIA of its obligations hereunder.

     3. Compensation.
        ------------

        As full payment for the Services and Equipment provided hereunder, Anworth shall pay PIA a quarterly fee (the "Fee") calculated as the product of
(a) Anworth's Market Capitalization (as defined below) for the immediately preceding quarter multiplied by (b) the Applicable Percentage, as set forth in the table below. The Fee shall be calculated quarterly in advance and paid on or before the thirtieth day of the first month of each quarter. The Fee for any partial quarter shall be prorated based on the number of days during such quarter that this Agreement is in effect.

           Market Capitalization            Applicable Percentage
           ---------------------            ---------------------
            First $225 million                      0.07%

              All thereafter                       0.035%

        For purposes hereof, "Market Capitalization" shall mean for any quarter the product of (a) the number of shares of each class of Anworth's publicly traded equity issued and outstanding on the last trading day of the quarter multiplied by (b) the closing price per share as reported on that day on the exchange on which each such security is traded.

        If, for any reason, Anworth's requirements for the level, scope or type of Services and Equipment to be provided above significantly decreases or completely terminates at any time during the term of this Agreement, the Fee for such Services and Equipment shall immediately be decreased or eliminated accordingly.

        If this Agreement is terminated on any day other than the last day of the quarter, then, within ten (10) days after such termination of this Agreement, PIA shall refund to Anworth any Fee previously paid for such quarter in excess of the prorated Fee amount for such quarter.

     4. Litigation.
        ----------

        PIA shall, as soon as it becomes aware of any threatened or potential legal, administrative or other proceedings involving Anworth, promptly notify Anworth of such threatened or potential proceeding in writing, and shall promptly provide to Anworth the originals of any and all correspondence and other documents related thereto that PIA receives.

        PIA also agrees to use its best efforts to make available to Anworth, upon Anworth's request, PIA's officers, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings relating to the Services and Equipment. Anworth agrees to reimburse PIA for its reasonable out-of

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pocket expenses incurred in making such officers, employees and agents available as witnesses at Anworth's request.

     5. Books and Records.
        -----------------

        5.1 Proprietary. All books of account, accounting and personnel records,
            -----------
customers' and suppliers' lists, documents, vouchers, letters and all other papers and records (in whatever form stored or recorded) pertaining to the Services and Equipment, and information provided to Anworth hereunder, shall be the property of Anworth.

        5.2 Maintenance; Delivery. PIA agrees to maintain books and records
            ---------------------
pertaining to the Services and Equipment, and information provided hereunder, in accordance with Anworth's internal control procedures and shall deliver all such records to Anworth, at Anworth's sole expense, promptly upon the expiration of this Agreement.

     6. Confidentiality.
        ---------------

        6.1 Duty of Confidentiality. The parties agree: (i) to hold in trust and
            -----------------------
maintain confidential, (ii) not to disclose to others without prior written approval from the disclosing party, (iii) not to use for any purpose, other than such purpose as may be authorized in writing by the disclosing party or pursuant to this Agreement; and (iv) to prevent duplication of and disclosure to any other party, any Information received from the disclosing party or developed, presently held or continued to be held, or otherwise obtained, by the receiving party under this Agreement.

        6.2 Information. "Information" shall mean all information disclosed by
            -----------
either party to the other orally, visually, in writing, or in any other tangible form, and shall include, but is not limited to, all technical information, financial plans, computer data bases, and similar information disclosed in connection with this Agreement.

        6.3 Exceptions. The foregoing obligations of confidentiality,
            ----------
non-disclosure and non-use shall not apply to any Information to the extent that the obligated party can show that: (i) such Information is or becomes knowledge generally available to the public other than through the acts or omissions of the obligated party; (ii) such Information is subsequently received by the obligated party on a non-confidential basis from a third party who did not receive it directly or indirectly from the disclosing party; or (iii) disclosure of such Information is required under applicable law or regulations.

        Specific elements of Information shall not be deemed to come under the above exceptions merely because they are embraced by more general Information which is or becomes public knowledge.

     7. Indemnification. Anworth shall indemnify, defend and hold harmless PIA
        ---------------
and each of its directors, officers, employees and agents from and against all direct damages, losses and out-of-pocket expenses (including reasonable legal fees) ("Losses") caused by or arising out of the performance of PIA's obligations and agreements hereunder, except where such Losses are caused by or arise from PIA's bad faith, gross negligence, fraud or recklessness in the performance or the failure in the performance of its duties hereunder.

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     8. Miscellaneous.
        -------------

        8.1 No Partnership or Joint Venture. Nothing contained in this Agreement
            -------------------------------
shall constitute or be construed to be or create a partnership or joint venture between PIA or its respective successors or assigns on the one hand and Anworth or its respective successors or assigns, on the other hand.

        8.2 Assignment. Neither this Agreement nor any rights, duties or
            ----------
obligations hereunder may be assigned or delegated by any of the parties, in whole or in part, whether voluntarily, by operation of law or otherwise. Any attempted assignment or delegation in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the permitted successors and assigns of the parties. Nothing contained herein, express or implied, is intended to confer on any person other than the parties or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        8.3 Specific Performance. PIA acknowledges that the remedy at law for
            --------------------
any breach, or threatened breach, of its obligations and duties hereunder will be inadequate and, accordingly, covenants and agrees that, with respect to any rights or remedies that Anworth may have and regardless of whether such other rights or remedies have been previously exercised, Anworth is entitled to such equitable and injunctive relief as may be available.

        8.4 Notices. All notices and other communications required or permitted
            -------
hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (i) in person, (ii) by registered or certified mail (air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, (iii) by a generally recognized overnight courier service which provides written acknowledgment by the addressee of receipt, or (iv) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (ii)), addressed as follows:

            If to PIA:

            1299 Ocean Avenue
            Suite 210
            Santa Monica, California 90401
            Attention:  Heather U. Baines
            Telecopier:  310-434-0100

            If to Anworth:
            1299 Ocean Avenue
            Suite 250
            Santa Monica, California 90401
            Attention:       Thad M. Brown
            Telecopier:      310-434-0070

            or to such other addresses as may be specified by like notice to the other party.

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        8.5  Applicable Law. This Agreement shall be governed by and construed
             --------------
in accordance with the laws of the State of California, without regard to conflict of laws principles of any jurisdiction.

        8.6  Amendments and Waivers. No modification, amendment, termination or
             ----------------------
waiver of any provision of this Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither any course of dealing nor any failure or delay on the part of any of the parties in exercising any right, power or privilege hereunder shall impair any such power, right or privilege or operate as a waiver thereof or as a waiver or acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. No notice to or demand on any of the parties in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.

        8.7  Attorneys' Fees; Costs and Expenses. In any action or proceeding
             -----------------------------------
brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

        8.8  Invalidity. If any provision of this Agreement is too broad to
             ----------
permit enforcement to its full extent, such provision shall nevertheless be enforced to the maximum extent permitted by law, and each party agrees that such provisions may be judicially modified accordingly in any proceeding brought to enforce this Agreement. If any portion of this Agreement shall be held to be indefinite, invalid or otherwise entirely unenforceable, the entire Agreement shall not fail on account thereof. The balance of this Agreement shall continue in full force and effect.

        8.9  Section and Other Headings. Section titles are for descriptive
             --------------------------
purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

        8.10 Counterparts. This Agreement may be executed in one or more
             ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party and delivered to each party.

        8.11 Further Actions. Subject to the terms and conditions of this
             ---------------
Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

                                      -5-

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

                                      PACIFIC INCOME ADVISERS

                                      By:   /s/ Heather U. Baines
                                            ------------------------------------
                                            Name:  Heather U. Baines
                                            Title: President

                                      ANWORTH MORTGAGE ASSET CORPORATION

                                      By:   /s/ Thad M. Brown
                                         ---------------------------------------
                                         Name: Thad M. Brown
                                         Title:  Chief Financial Officer

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                                   SCHEDULE A
                                   ----------

                             SERVICES AND EQUIPMENT
                             ----------------------

     1.     SERVICES:

     (i)    Administrative, secretarial, accounting and bookkeeping services;

     (ii) Data processing, including, but not limited to, computer programming, systems support, computer servers and computer operations;

     (iii)  Maintenance and repair of computer systems and office equipment;

     (iv) Shareholder communication services, including, but not limited to, distribution of written materials to shareholders of Anworth Mortgage Asset Corporation;

     (v) Portfolio accounting services and settlement services, including, but not limited to, settlement of trades;

     (vi) Employee and personnel services, including, but not limited to, advisory services relating to employee benefit programs and other personnel matters;

     (vii) Research services, including, but not limited to, advisory services relating to securities, market research and utilization of Bloomberg Financial Services;

     (viii) Usage of telephone lines and T1 lines;

     (ix)   Usage of off-site storage facilities;

     (x)    Usage of parking facilities;

     (xi) Graphic services for Anworth's Web site and for materials distributed by Anworth, including, but not limited to, letterhead and promotional materials; and

     (xii)  Receptionist services.

     2.     EQUIPMENT:

     (i)    Office furniture and equipment to be determined by the parties;

     (ii)   Computer equipment to be determined by the parties; and

     (iii)  Office and kitchen supplies.


                                   SCHEDULE A
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